UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 7, 2013

THERAGENICS CORPORATION®

(Exact name of registrant as specified in charter)

Delaware	000-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way

Buford, Georgia 30518

(Address of principal executive offices / Zip Code)

(770) 271-0233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events.

LITIGATION UPDATE

On September 17, 2013, Theragenics Corporation (“Theragenics” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “definitive proxy statement”), dated September 16, 2013, with respect to the special meeting of Theragenics stockholders scheduled to be held on October 17, 2013 (the “special meeting”) to approve the Agreement and Plan of Merger, dated as of August 2, 2013, by and between the Company and Juniper Acquisition Corporation (“Juniper” or “Purchaser”), pursuant to which Purchaser will merge with and into the Company with the Company surviving.

As previously disclosed in the definitive proxy statement, several purported class action complaints relating to the merger have been filed in the Court of Chancery for the State of Delaware, the Superior Court of Gwinnett County, Georgia, and the Superior Court of Hall County, Georgia (the Hall County action together with the Gwinnett County action, the “Georgia actions”), on behalf of putative classes of the Company’s public stockholders. The complaints name as defendants the members of the Company’s Board of Directors (the “Board”), the Company, Purchaser and Purchaser’s affiliate, Juniper Investment Company, LLC. The complaints allege, among other things, that the Company’s directors breached their fiduciary duties to the Company’s stockholders and that Purchaser and Purchaser’s affiliate aided and abetted the directors’ breach. The plaintiffs purport to bring claims on behalf of themselves and a class of the Company’s stockholders. The complaints seek injunctive relief preventing the parties from consummating the merger, rescission of the transactions contemplated by the merger agreement, monetary damages, an award of attorneys’ fees and expenses for plaintiffs and other forms of relief. On August 29, 2013, the two Delaware actions were consolidated under the caption In re Theragenics Corp. Stockholders Litigation, No. 8790-VCL (the “consolidated Delaware action”). The plaintiffs in the consolidated Delaware action filed a Consolidated Amended Class Action Complaint for Breach of Fiduciary Duty on September 12, 2013. On September 26, 2013, the parties filed stipulations in the Gwinnett County and Hall County actions staying all activity in the Georgia actions and agreeing to be bound by the outcome of the consolidated Delaware action.

The Company believes that these lawsuits are without merit and that no further disclosure is required to supplement the definitive proxy statement under any applicable rule, statute, regulation or law. However, to eliminate the burden, expense and uncertainties inherent in such litigation, on October 7, 2013, the defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) regarding settlement of the consolidated Delaware action. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the consolidated Delaware action. In consideration for such settlement and release, the parties to the consolidated Delaware action have agreed that the Company will make certain supplemental disclosures to the definitive proxy statement, all of which are set forth below. The Memorandum of Understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders and a hearing to consider its fairness, reasonableness and adequacy. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the Delaware Chancery Court for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The Company or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Delaware Chancery Court.

The Memorandum of Understanding also contemplates that the defendants agree that once a stockholder has duly perfected an appraisal proceeding in the Delaware Chancery Court, defendants will: (i) not ask the Delaware Chancery Court to exercise its discretion to require the surrender and notation of share certificates during the pendency of the appraisal action; and (ii) not object to the dissenters’ appraisal claims being prosecuted on a consolidated basis.

2

Under the terms of the proposed settlement, following final approval by the Delaware Chancery Court, the action will be dismissed with prejudice. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Delaware Chancery Court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect. The plaintiffs in the Georgia actions have separately agreed to be bound by the terms of the stipulation of settlement. The settlement will not affect the timing of the special meeting or the amount of merger consideration to be paid to stockholders of the Company in connection with the proposed merger.

SUPPLEMENTAL DISCLOSURES

In the Memorandum of Understanding, with respect to the settlement of the actions described above, the Company has agreed to make these supplemental disclosures to the definitive proxy statement. These supplemental disclosures should be read in conjunction with the definitive proxy statement, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures (underlined text indicates additional language that did not appear in the definitive proxy statement):

1.             The following disclosure supplements the third full paragraph on page 22 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

Over the past five years, VRA has provided buy-side, sell-side and strategic advisory services to the Company, including (i) financial analysis and transaction feasibility analysis with respect to proposals received, strategic alternatives identified and prospective acquisitions, and (ii) assistance in identifying potential parties that may be interested in a transaction with the Company and potential acquisitions by the Company. VRA is compensated for this work pursuant to the terms of VRA’s (a) buy-side engagement letter with the Company, dated September 2, 2010, which provides for payment by the Company of a monthly retainer of $20,000 (totaling approximately $700,000 over the last three years), a “transaction-based fee” based on the value of any completed acquisitions and subject to minimum fee requirements (totaling approximately $300,000 over the last three years) and reimbursement of VRA’s reasonable out-of-pocket expenses, and (b) sell-side engagement letter with the Company, dated March 25, 2011, which provides for payment by the Company of an initial retainer of $50,000, a progress fee of $150,000 that becomes payable following the execution of a definitive agreement with respect to a sale of the Company, and a closing fee (totaling approximately $500,000) equal to 1% of the consideration to be received by the Company’s stockholders up to $2.50 per share, reduced by amounts previously received by VRA under the sell-side agreement, that becomes payable following the closing of a sale of the Company. In addition, the Company is required to reimburse VRA for its reasonable out-of-pocket expenses related to buy-side activities (totaling approximately $10,000 over the last three years). If the proposed transaction with Juniper does not occur for any reason and the Company is paid a break-up, termination or similar fee, VRA will become entitled to a fee equal to a percentage of such break-up, termination or similar fee (net of all expenses and costs reimbursed or otherwise paid by the Company in connection with the termination of the sale). VRA has not performed any work for or received any compensation from Juniper in the past five years.

3

2.             The following disclosure supplements the seventh full paragraph on page 25 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

The Board selected BGL to render the fairness opinion on the basis of BGL’s prior experience rendering fairness opinions and their familiarity with the healthcare and medical device industries and with middle-market companies. BGL has not performed any work for or received any compensation from the Company or Juniper in the past five years.

3.             The following disclosure supplements and restates the fourth full paragraph on page 26 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

In a telephonic meeting of the Board on June 19, 2013, Bryan Cave discussed with the Board the current status of the merger agreement negotiations. The Company’s advisors discussed with the Board the draft equity and debt commitment letters received from Juniper’s counsel, including whether the commitments represented an amount sufficient to fund the transaction at the proposed purchase price range of $2.25 to $2.30 per share in cash and whether the commitments were from credible and bona fide parties. Among other things, the Board expressed a concern as to whether the proposed financing would be sufficient to fund the proposed transaction and the potential contractual severance obligations due to certain employees upon a change of control of the Company. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors, collectively constituting a majority of the Board, unanimously determined that the draft debt and equity commitment letters met the conditions required for the automatic extension of the exclusivity period to 5:00 p.m. on June 25, 2013.

4.             The following disclosure supplements the second full paragraph on page 27 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

The independent directors considered the appropriate timing for allowing management to initiate discussions with Juniper regarding management’s arrangements in connection with a possible transaction. The independent directors determined that these discussions should not take place until after the proposed purchase price and other material open issues in the merger agreement were resolved and until VRA was able to confirm the availability of Juniper’s proposed financing.

5.             The following disclosure supplements and restates the fifth full paragraph on page 28 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

In a telephonic meeting of the Board on June 26, 2013, Bryan Cave updated the Board on the status of the negotiation of the merger agreement and the related documents, including the draft guaranty delivered by Juniper pursuant to which payment of Purchaser’s termination fee obligation would be guaranteed by an affiliate of Juniper. VRA reported that it had spoken to the debt financing sources identified by Juniper and both had confirmed that they had nearly completed diligence and expected to be in a position to issue commitments shortly. Bryan Cave and management reported to the Board on management’s discussions with Juniper earlier in the day, during which Juniper made a proposal to all six members of senior management that involved two-year employment contracts and guaranteed 2013 bonus payments at target. Juniper’s proposal also contemplated that management would waive accelerated vesting of their LTI awards and would reinvest (“roll-over”) 50% of their current common stock in the Company into equity of the acquisition vehicle used by Juniper. Ms. Jacobs reported, however, that management was disappointed with the request that management waive accelerated vesting and roll-over a portion of their current common stock in the Company. Upon the conclusion of the report, an executive session of the independent directors was convened. Noting that the obligation of the Company to negotiate exclusively with Juniper had expired the previous day, the independent directors considered whether it would be appropriate in the proper exercise of their fiduciary duties to solicit indications of interest from other possible buyers given the state of discussions with Juniper. After taking these considerations into account, the independent directors unanimously determined to direct VRA to begin soliciting indications of interest from other possible buyers.

4

6.             The following disclosure supplements the seventh full paragraph on page 28 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

The confidentiality agreements entered into by the Company and each of parties C, D, E, F, G and H contained standstill provisions that restricted such parties from (i) making takeover proposals, (ii) requesting or proposing that the Company waive, terminate or amend the standstill provisions and (iii) taking other actions that could lead to a business combination. The standstill provisions also contained “fall away” provisions pursuant to which the standstill provisions terminated in certain circumstances, including upon the execution of a definitive agreement with respect to a sale of the Company.

7.             The following disclosure supplements and restates the first full paragraph on page 29 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Background of the Merger.”

In a telephonic meeting of the Board on July 3, 2013, management reported to the Board on recent business developments, including the loss of a significant wound closure customer that accounted for sales of approximately $1.8 million in the first half of 2013. Given the magnitude of both the revenue as well as the margin associated with the lost customer relationship, together with potential additional losses, management wanted to review this development with the Board before discussing with Juniper and other interested parties. Ms. Jacobs and Mr. Tarallo also updated the Board on management’s discussions with Juniper, including the discussions between Ms. Jacobs and Juniper regarding her plan to retire upon completion of the proposed transaction with Juniper. The Board also received updates from VRA on the requests for indications of interest VRA had made to date and from Bryan Cave on the status of the merger agreement and related documents being negotiated with Juniper. Among other things, Bryan Cave provided an update on the status of Juniper’s debt financing commitment, reporting that Juniper was striving to limit the conditions to closing contained in the debt financing commitment letter to conform generally to the closing conditions under the merger agreement. Upon the conclusion of the discussion, an executive session of the independent directors was convened to discuss the foregoing matters, including the impact of the loss of the significant wound closure customer on the on-going negotiations with Juniper and the market check activities. VRA reported that the response received to its market check activities had been less robust than hoped. The independent directors discussed the potential implications if management and Juniper were unable to reach an agreement on management’s employment and compensation arrangements and whether the lack of such an agreement would be an impediment to Juniper’s willingness to consummate the transaction. Upon conclusion of the discussion, the independent directors requested that Ms. Dahlberg, as Chair of the Compensation Committee, and Mr. Moody, the Presiding Director, engage with management to urge that management redouble their efforts to reach an agreement with Juniper regarding management’s arrangements in order to finalize the terms of a transaction with Juniper. Once the transaction is finalized, the Company would be able to move on to the formal “go shop” period to solicit competing bids, which would provide an opportunity to assess the financial impact of the loss of the wound closure customer account on the share price in any competing proposal.

5

8.             The following disclosure supplements the discussion on pages 42-43 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Opinion of the Company’s Independent Financial Advisor – Discounted Cash Flow Analysis.”

The tables below summarize the discounted cash flow analyses performed by BGL (i) based on the sensitized case, which BGL considered as part of its overall fairness analysis, and (ii) based on management’s projections (the “management case”) before giving effect to the adjustments applied by BGL to generate the sensitized case. The management case and the discounted cash flow analysis based thereon were disregarded in BGL’s overall fairness analysis.

The sensitized case projections reflect certain revisions to the management case projections related to the surgical products segment only, including: (i) a 50% discount to the annual revenue growth rates for FY 2015 through FY 2017 under the management case and (ii) Adjusted EBITDA margins for FY 2016 and FY 2017 held constant with FY 2015 under the management case. The sensitized case was presented to the Board, but was not submitted to the Company or the Board for approval. The table below summarizes the key differences between the sensitized case and the management case and should be read in conjunction with the qualifications, assumptions and other disclosure set forth under the heading “The Merger (Proposal 1) – Certain Management Forecasts.”

Sensitized Case
(dollars in millions, except per share data)	Year
	2013E	2014E	2015E	2016E	2017E
Total revenue	$ 78.1	$ 78.5	$ 80.3	$ 82.6	$ 84.9
Difference vs. management case			(1.4)	(3.4)	(5.4)
Operating income	(2.7)	0.4	5.1	5.8	6.0
Difference vs. management case			(0.2)	(1.3)	(2.6)
Adjusted EBITDA	7.1	10.0	12.1	12.3	12.4
Difference vs. management case			(0.2)	(1.3)	(2.6)

The adjusted EBITDA figures used in BGL’s analyses removed stock-based compensation. BGL derived a discount rate of approximately 22% for the discounted cash flow analyses based on the Company’s weighted average cost of capital analysis applying the capital asset pricing model, with the range of discount rates equal to plus and minus 2%.

The exit value multiples used in the discounted cash flow analyses are entirely consistent with the range of multiples implied by the Selected Public Company Analysis and the Selected M&A Transactions Analysis, taking into account the relevant premia and discounts.

The outstanding share count used in BGL’s discounted cash flow analyses to derive the implied values per share of the Company’s stock is consistent with the share counts used in the Selected Public Company Analysis and the Selected M&A Transactions Analysis. The total fully diluted shares of the Company outstanding as of July 31, 2013 was 31,579,189 including gross shares issuable upon the exercise of stock options based on the offer price of $2.20 per share less assumed option proceeds.

6

Discounted Cash Flow Analysis Sensitized Case (dollars in millions, except per share data)

	2013E	2014E	2015E	2016E	2017E
	Q4-13
Adjusted EBITDA	$ (0.2)	$ 10.0	$ 12.1	$ 12.3	$ 12.4
One time restructuring costs	-	(2.2)	-	-	-
Synergies	0.5	2.0	2.0	2.0	2.0
Adjusted EBITDA for DCF	0.3	9.9	14.1	14.3	14.4
Adjusted EBIT	(1.6)	3.5	8.2	9.0	9.3
Income Tax	0.6	(1.3)	(3.1)	(3.4)	(3.5)
% Effective Tax Rate	38%	38%	38%	38%	38%
Unlevered Net Income	(1.0)	2.2	5.1	5.6	5.8
Plus: Depreciation & Amortization	1.9	6.4	5.8	5.2	5.1
Change in Working Capital	1.0	(0.1)	(0.5)	(0.9)	(0.6)
Capital Expenditures	(0.8)	(2.3)	(1.2)	(1.4)	(1.2)
Unlevered Free Cash Flow	1.2	6.2	9.2	8.5	9.0

Implied per share equity reference range of $2.04 to $2.49

20% Discount; 7.0x Exit	$ 2.28
20% Discount; 7.5x Exit	2.39
20% Discount; 8.0x Exit	2.49
22% Discount; 7.0x Exit	2.16
22% Discount; 7.5x Exit	2.25
22% Discount; 8.0x Exit	2.35
24% Discount; 7.0x Exit	2.04
24% Discount; 7.5x Exit	2.13
24% Discount; 8.0x Exit	2.22

Low	$ 2.04
High	$ 2.49
Range	$ 0.45

Discounted Cash Flow Analysis Management Case (dollars in millions, except per share data)

NOTE: All analyses based on the management case were disregarded because the management case itself was disregarded.
	Year
	2013E	2014E	2015E	2016E	2017E
	Q4-13
Adjusted EBITDA	$ (0.2)	$ 10.0	$ 12.3	$ 13.6	$ 15.0
One time restructuring costs	-	(2.2)	-	-	-
Synergies	0.5	2.0	2.0	2.0	2.0
Adjusted EBITDA for DCF	0.3	9.9	14.3	15.6	17.0
Adjusted EBIT	(1.6)	3.5	8.4	10.4	11.9
Income Tax	0.6	(1.3)	(3.2)	(3.9)	(4.5)
% Effective Tax Rate	38%	38%	38%	38%	38%

Unlevered Net Income	(1.0)	2.2	5.2	6.4	7.4
Plus: Depreciation & Amortization	1.9	6.4	5.8	5.2	5.1
Change in Working Capital	1.0	(0.1)	(0.9)	(1.5)	(1.2)
Capital Expenditures	(0.8)	(2.3)	(1.2)	(1.4)	(1.2)
Unlevered Free Cash Flow	1.2	6.2	9.0	8.8	10.1

Exit multiples ranging from 7.0x to 8.0x - same as Sensitized Case DCF
Discount rates ranging from 20% to 24% - same as Sensitized Case DCF
Implied per share equity reference range of $2.29 to $2.82

7

9.             The following disclosure supplements the discussion on pages 43-44 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Opinion of the Company’s Independent Financial Advisor – Leveraged Buyout Analysis.”

The tables below provide additional information relating to the leveraged buyout analyses performed by BGL (i) based on the sensitized case, which BGL considered as part of its overall fairness analysis, and (ii) based on the management case, which was disregarded in BGL’s overall fairness analysis.

BGL utilized the same midpoint exit EBITDA multiples in the leveraged buyout analysis and the discounted cash flow analysis. BGL utilized a narrower range of exit EBITDA multiples for the discounted cash flow analysis since the same incremental change in the exit EBITDA multiple in the discounted cash flow analysis has a greater impact on the implied value per share of the Company than in the leveraged buyout analysis. When using the same range of exit EBITDA multiples in the leveraged buyout analysis as in the discounted cash flow analysis (7x-8x), the leveraged buyout analysis indicates an implied per share equity reference range of $2.08 to $2.49 as compared to the merger consideration of $2.20 per share.

BGL’s leveraged buyout analysis utilizing the sensitized case reflects an entry multiple of 7.1x adjusted EBITDA for the latest twelve-month period. BGL’s leveraged buyout analysis reflects $33,000,000 of senior term debt with 7.5% annual interest rate and $9,500,000 of subordinated debt with 10% annual cash interest and 2% paid-in-kind interest annually.

Leveraged Buyout Analysis

Sensitized Case

(dollars in millions, except per share data)

Implied per share equity reference range of $1.97 to $2.65 based on assumed internal rates of return (“IRR”) and exit multiples shown below:

25% IRR; 6.0x Exit	$ 2.18	25% IRR; 7.0x Exit	$ 2.33
25% IRR; 9.0x Exit	2.65	25% IRR; 8.0x Exit	2.49
35% IRR; 6.0x Exit	1.97	35% IRR; 7.0x Exit	2.08
35% IRR; 9.0x Exit	2.30	35% IRR; 8.0x Exit	2.19

Low	$ 1.97	Low	$ 2.08
High	$ 2.65	High	$ 2.49
Range	$ 0.68	Range	$ 0.41

8

Leveraged Buyout Analysis

Management Case

(dollars in millions, except per share data)

NOTE: All analyses based on the management case were disregarded because the management case itself was disregarded.

Besides using the management case projections, this analysis uses the same key assumptions utilized in the sensitized case leveraged buyout analysis. Implied per share equity reference range of $2.10 to $2.91.

The merger consideration of $2.20 is within the range implied by the leverage buyout analysis using the management case projections. However, all analyses based in the management case were disregarded because the management case itself was disregarded.

25% IRR; 6.0x Exit	$ 2.36
25% IRR; 9.0x Exit	2.91
35% IRR; 6.0x Exit	2.10
35% IRR; 9.0x Exit	2.50

Low	$ 2.10
High	$ 2.91

Revenue and Cost of Goods Sold Utilized in BGL Analysis

(dollars in millions, except per share data)

	Year
	2013E	2014E	2015E	2016E	2017E
Product sales	$ 76.4	$ 76.6	$ 79.8	$ 83.9	$ 88.1
Licensing fees	2.6	2.7	2.8	2.9	3.0
Intercompany sales	(1.3)	(1.0)	(1.0)	(1.0)	(1.0)
Total revenue	77.8	78.3	81.5	85.8	90.1
Difference relative to above	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)

Cost of sales
Other than depreciation	48.9	48.8	50.3	52.9	55.8
Depreciation	3.1	3.0	3.1	3.1	3.1
Intercompany sales	(1.3)	(1.0)	(1.0)	(1.0)	(1.0)
Total cost of sales	50.6	50.8	52.4	55.0	57.8
Difference relative to above	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)

Intercompany eliminations in Jul. ‘13 Forecast	1.0	0.8	0.8	0.8	0.8
Intercompany eliminations in May ‘13 Forecast	1.3	1.0	1.0	1.0	1.0
Difference	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)

BGL utilized the intercompany eliminations shown in the Company’s May 2013 forecast. Intercompany eliminations have no effect on profit as cost of sales is adjusted by same amount as revenue and, therefore, have no effect on BGL’s analysis.

The foregoing information relating to the management case and sensitized case should be read in conjunction with the qualifications, assumptions and other disclosure set forth under the heading “The Merger (Proposal 1) – Certain Management Forecasts.”

9

10.        The following disclosure supplements and restates the first full paragraph and the immediately following table on page 46 of the definitive proxy statement, which is under the heading “The Merger (Proposal 1) – Certain Management Forecasts.”

The following is a summary of the financial forecasts for the Company prepared by our management and provided to our Board and advisors, Juniper and other interested parties (dollars in millions; totals may not foot due to rounding):

Year
	2013E	2014E	2015E	2016E	2017E
Total revenue	$ 78.1	$ 78.5	$ 81.7	$ 86.0	$ 90.3
Cost of sales	$ 50.9	$ 51.0	$ 52.6	$ 55.2	$ 58.0
Gross profit	$ 27.1	$ 27.4	$ 29.1	$ 30.8	$ 32.3
Operating expenses:
Selling, general and administrative	$ 26.7	$ 23.1	$ 22.0	$ 21.8	$ 21.9
Research and development	$ 1.1	$ 1.1	$ 1.1	$ 1.0	$ 0.9
Medical Device Tax	$ 0.7	$ 0 .7	$ 0.7	$ 0.8	$ 0.8
	$ 28.5	$ 24.9	$ 23.8	$ 23.6	$ 23.6

Adjusted operating income(1)	$ (1.3)	$ 2.5	$ 5.3	$ 7.2	$ 8.6

Depreciation and amortization	$ 7.4	$ 6.4	$ 5.8	$ 5.2	$ 5.1
Stock based compensation	$ 1.0	$ 1.1	$ 1.1	$ 1.2	$ 1.3
Capital expenditures	$ (3.1)	$ (2.3)	$ (1.2)	$ (1.4)	$ (1.2)

Adjusted EBITDA(2)	$ 7.1	$ 10.0	$ 12.3	$ 13.6	$ 15.0
Net working capital at end of year	$ 56.6	$ 55.1	$ 53.4	$ 51.8	$ 50.0
Revenue Growth	(5.4%)	0.5%	4.2%	5.2%	5.0%

_______________________

(1)	Adjusted operating income is determined by adding special items to operating income as determined in accordance with GAAP. Special items primarily include restructuring related expenses and expenses related to the merger contemplated by the merger agreement.
(2)	Adjusted EBITDA is determined by adding the following items to net income, the closest GAAP financial measure: interest, taxes, depreciation, amortization, share-based compensation expense, and other special items, such as restructuring related expenses and expenses related to the merger contemplated by the merger agreement.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Juniper. In connection with the proposed transaction, the Company filed with the SEC the definitive proxy statement on September 17, 2013. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The definitive proxy statement was mailed to the Company’s stockholders beginning on or about September 17, 2013. Investors may obtain free of charge a copy of the definitive proxy statement and other relevant documents filed with the SEC with respect to the proposed transaction from the SEC’s website at http://www.sec.gov and in the “Investors” section of the Company’s website at http://www.theragenics.com. In addition, the definitive proxy statement and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the definitive proxy statement and in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013.

10

Forward-Looking Statements

Certain matters discussed in this report may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to: (i) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties to abandon the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the transaction cannot be predicted; (iv) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (v) the Company may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

11

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theragenics Corporation (Registrant)

Dated: October 7, 2013

By:	/s/ M. Christine Jacobs
Name: M. Christine Jacobs Title: Chief Executive Officer

12